WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL SECOND QUARTER ENDED MARCH 31, 2025
Financial Highlights
•Q2 Performance Driven by Revenue Growth Across Recorded Music and Music Publishing
•Cost Savings Plans on Track, With Reinvestment Initiatives Accelerating
•Year-to-Date Operating Cash Flow and Free Cash Flow Increased by 53% and 59%, Respectively

For the three months ended March 31, 2025
•Total revenue decreased 1%, or increased 1% in constant currency
•Net income decreased 63% to $36 million versus $96 million in the prior-year quarter
•Operating income increased 41% to $168 million versus $119 million in the prior-year quarter
•Adjusted OIBDA decreased 3% to $303 million, versus $312 million in the prior-year quarter, or 1% in constant currency
•Cash provided by operating activities increased to $69 million from cash used in operating activities of $31 million in the prior-year quarter

NEW YORK, New York, May 8, 2025—Warner Music Group Corp. today announced its second-quarter financial results for the period ended March 31, 2025.

“Our strategy is starting to bear fruit, with our strongest chart presence in two years, translating to expanding new release market share in the US. As a result, our true strength this quarter was partially obscured by challenging comparisons with last year’s outperformance. As we replicate our strategy across other labels and geographies, and drive a virtuous cycle of greater reinvestment, we expect to deliver lasting value for artists and songwriters, and sustained growth and profitability for shareholders,” said Robert Kyncl, CEO of Warner Music Group.

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2025	For the Three Months Ended March 31, 2024	% Change	For the Six Months Ended March 31, 2025	For the Six Months Ended March 31, 2024	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,484	$1,494	-1%	$3,150	$3,242	-3%
Recorded Music revenue	1,175	1,189	-1%	2,520	2,634	-4%
Music Publishing revenue	310	306	1%	633	610	4%
Operating income	168	119	41%	382	473	-19%
Adjusted OIBDA(1)	303	312	-3%	666	763	-13%
Net income	36	96	-63%	277	289	-4%
Net cash provided by (used for) operating activities	69	(31)	—%	401	262	53%
Free Cash Flow	33	(57)	—%	329	207	59%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding this measure.

Revenue was down 0.7% (or up 1.2% in constant currency). Digital revenue decreased 0.8% (or increased 1.2% in constant currency), driven by a decrease in streaming revenue of 0.3% (or increase of 1.6% in constant currency). Recorded Music streaming revenue decreased 0.4% (or increased 1.6% in constant currency). Music Publishing streaming revenue was flat to the prior-year quarter (or increased 1.6% in constant currency). The decrease in total revenue was driven by lower Recorded Music artist services and expanded-rights revenue, partially offset by higher licensing and physical revenue and growth across Music Publishing digital, performance, synchronization and mechanical revenue.

Operating income increased 41.2% (or 47.4% in constant currency) to $168 million from $119 million primarily due to the factors affecting Adjusted OIBDA discussed below, as well as a decrease in restructuring and impairment charges of $82 million compared to the prior-year quarter, which includes severance costs and impairment losses related to the Strategic Restructuring Plan, partially offset by higher non-cash stock-based compensation of $4 million in the quarter and the impact of a $14 million net gain on divestitures in the prior-year quarter related to a divestiture of certain music publishing rights.

Adjusted OIBDA decreased 2.9% (or 1.0% in constant currency) to $303 million from $312 million and Adjusted OIBDA margin decreased 0.5 percentage points to 20.4% from 20.9% in the prior-year quarter (the same in constant currency). The decreases in Adjusted OIBDA and Adjusted OIBDA margin were primarily driven by revenue mix, partially offset by savings from the Strategic Restructuring Plan, a portion of which has been reinvested in the Company’s business.

Net income decreased 62.5% to $36 million from $96 million. The decrease in net income was due to the factors affecting Adjusted OIBDA described above, as well as the impact of exchange rates on the Company’s Euro-denominated debt resulting in a $34 million loss in the quarter compared to a $21 million gain in the prior-year quarter, and realized and unrealized losses on hedging activity of $6 million in the quarter compared to gains of $5 million in the prior-year quarter. The decrease was also driven by an $11 million increase in income tax expense due to the impact from winding down the Company’s owned and operated media properties in the prior-year quarter, partially offset by the impact of lower pre-tax income in the quarter.

Basic and Diluted earnings per share were $0.07 for both the Class A and Class B shareholders due to the net income attributable to the Company in the quarter of $36 million.

As of March 31, 2025, the Company reported a cash balance of $637 million, total debt of $4.292 billion and net debt (defined as total debt, net of deferred financing costs, premiums and discounts, minus cash and equivalents) of $3.655 billion. Total debt includes $302 million of subsidiary debt acquired in our acquisition of Tempo Music Holdings, LLC (“Tempo”). The debt is secured only by certain music rights owned by Tempo and is nonrecourse to the Company and its subsidiaries, other than Tempo.

Cash provided by operating activities increased to $69 million in the quarter, compared to a use of $31 million in the prior-year quarter. The increase was largely a result of movements in deferred revenue due to timing of digital advances and other movements within working capital, including the timing of annual variable-compensation payments. Capital expenditures increased 38% to $36 million from $26 million in the prior-year quarter, driven by investments in technology. Free Cash Flow, as defined below, increased to $33 million from a use of $57 million in the prior-year quarter, primarily due to the factors affecting cash provided by operating activities described above.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2025	For the Three Months Ended March 31, 2024	% Change	For the Six Months Ended March 31, 2025	For the Six Months Ended March 31, 2024	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,175	$1,189	-1%	$2,520	$2,634	-4%
Operating income	203	134	51%	441	508	-13%
Adjusted OIBDA(1)	270	272	-1%	593	684	-13%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding this measure.

Recorded Music Revenue
(dollars in millions)

	For the Three Months Ended March 31, 2025	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2024	For the Six Months Ended March 31, 2025	For the Six Months Ended March 31, 2024	For the Six Months Ended March 31, 2024
	As reported	As reported	Constant	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Digital	$841	$848	$831	$1,714	$1,756	$1,726
Physical	112	111	110	278	265	263
Total Digital and Physical	953	959	941	1,992	2,021	1,989
Artist services and expanded-rights	117	126	124	313	330	326
Licensing	105	104	102	215	283	281
Total Recorded Music	$1,175	$1,189	$1,167	$2,520	$2,634	$2,596

Recorded Music revenue was down 1.2% (or up 0.7% in constant currency) driven by decreases across digital and artist services and expanded-rights revenue, partially offset by growth in physical and licensing revenue. Digital revenue was down 0.8% (or up 1.2% in constant currency) and streaming revenue was down 0.4% (or up 1.6% in constant currency). Streaming revenue reflects growth in subscription revenue of 1.1% (or 3.2% in constant currency), partially offset by a decline in ad-supported revenue of 4.7% (or 2.9% in constant currency). Streaming revenue was impacted by a challenging year-over-year comparison, largely in subscription streaming revenue, compounded by a lighter release slate and market share loss in China. The decrease in ad-supported revenue was driven by a soft overall ad environment. Licensing revenue increased 1.0% (or 2.9% in constant currency), driven by licensing deals primarily in Japan and the U.S., partially offset by the timing of copyright infringement settlements. Artist services and expanded-rights revenue decreased 7.1% (or 5.6% in constant currency) due to lower concert promotion revenue primarily in France, lower direct-to-consumer merchandising revenue at EMP, and a decrease in revenue related to winding down the Company’s owned and operated media properties in the prior-year quarter. Physical revenue increased 0.9% (or 1.8% in constant currency) driven by new releases in the quarter, primarily in the U.S. and Japan, partially offset by the impact of the BMG Termination. Top physical sellers in the quarter included Mac Miller’s Balloonerism and new releases from ONE OK ROCK and TWICE.

Recorded Music operating income increased 51.5% (or 57.4% in constant currency) to $203 million from $134 million in the prior-year quarter, and operating margin was up 6.0 percentage points to 17.3% versus 11.3% in the prior-year quarter. The increase in operating income was due to the factors affecting Adjusted OIBDA discussed below, as well as a decrease in restructuring and impairment charges of $75 million compared to the prior-year quarter, which includes severance costs and impairment losses related to the Strategic Restructuring Plan in both periods, partially offset by higher non-cash stock-based compensation and other related expenses of $3 million in the quarter and higher amortization expenses of $1 million in the quarter attributable to acquisitions of music-related assets.

Adjusted OIBDA decreased 0.7% (or increased 1.1% in constant currency) to $270 million from $272 million and Adjusted OIBDA margin increased 0.1 percentage point to 23.0% from 22.9% in the prior-year quarter (the same in constant currency). The increases in constant currency Adjusted OIBDA and in Adjusted OIBDA margin were primarily driven by savings from the Strategic Restructuring Plan, of which a portion has been reinvested in the Company’s business, partially offset by revenue mix.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2025	For the Three Months Ended March 31, 2024	% Change	For the Six Months Ended March 31, 2025	For the Six Months Ended March 31, 2024	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$310	$306	1%	$633	$610	4%
Operating income	52	69	-25%	107	132	-19%
Adjusted OIBDA(1)	85	82	4%	168	168	—%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding this measure.

Music Publishing Revenue
(dollars in millions)

	For the Three Months Ended March 31, 2025	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2024	For the Six Months Ended March 31, 2025	For the Six Months Ended March 31, 2024	For the Six Months Ended March 31, 2024
	As reported	As reported	Constant	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Performance	$53	$52	$50	$109	$103	$100
Digital	188	187	185	395	383	380
Mechanical	16	15	14	30	30	29
Synchronization	49	48	48	88	87	87
Other	4	4	4	11	7	7
Total Music Publishing	$310	$306	$301	$633	$610	$603

Music Publishing revenue increased 1.3% (or 3.0% in constant currency). The increase was driven by growth across digital, performance, synchronization and mechanical revenue. Digital revenue increased 0.5% (or 1.6% in constant currency) and streaming revenue was flat to the prior-year quarter (or increased 1.6% in constant currency), driven by the impact of digital deal renewals primarily in the U.S. Performance revenue increased 1.9% (or 6.0% in constant currency) attributable to growth from concerts, radio and live events primarily outside of the U.S. Synchronization revenue increased 2.1% (the same in constant currency) due to higher television and commercial licensing activity and the impact of acquisitions, partially offset by the timing of copyright infringement settlements. Mechanical revenue increased 6.7% (or 14.3% in constant currency), driven by higher physical sales in the quarter.

Music Publishing operating income decreased 24.6% (or 5.5% in constant currency) to $52 million from $69 million in the prior-year quarter and operating margin decreased 5.7 percentage points to 16.8% from 22.5% in the prior-year quarter. The decrease in operating income was driven by the same factors affecting Adjusted OIBDA discussed below, partially offset by the impact of a $14 million net gain on a divestiture of certain music publishing rights in the prior-year quarter and an increase in amortization expense of $4 million in the quarter related to various music publishing copyright acquisitions.

Music Publishing Adjusted OIBDA increased 3.7% (or 4.9% in constant currency) to $85 million from $82 million in the prior-year quarter. Adjusted OIBDA margin increased 0.6 percentage points to 27.4% from 26.8% in the prior-year quarter (or 0.5 percentage points to 27.4% from 26.9% in constant currency). The increases in Adjusted OIBDA and Adjusted OIBDA margin were primarily driven by revenue mix.

Financial details for the quarter can be found in the Company’s current Quarterly Report on Form 10-Q for the period ended March 31, 2025, which will be filed this morning with the Securities and Exchange Commission.

This morning management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group
With a legacy extending back over 200 years, Warner Music Group today is home to an unparalleled family of creative artists, songwriters, and companies that are moving culture across the globe. At the core of WMG’s Recorded Music division are four of the most iconic companies in history: Atlantic, Elektra, Parlophone and Warner Records. They are joined by renowned labels such as TenThousand Projects, 300 Entertainment, Asylum, Big Beat, Canvasback, East West, Erato, FFRR, Fueled by Ramen, Nonesuch, Reprise, Rhino, Roadrunner, Sire, Spinnin’ Records, Warner Classics and Warner Music Nashville. Warner Chappell Music - which traces its origins back to the founding of Chappell & Company in 1811 - is one of the world's leading music publishers, with a catalog of more than one million copyrights spanning every musical genre from the standards of the Great American Songbook to the biggest hits of the 21st century.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995
This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution for material company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Figure 1. Warner Music Group Corp. - Condensed Consolidated Statements of Operations, Three Months Ended March 31, 2025 versus March 31, 2024
(dollars in millions)

	For the Three Months Ended March 31, 2025	For the Three Months Ended March 31, 2024	% Change
	(unaudited)	(unaudited)
Revenue	$1,484	$1,494	-1%
Cost and expenses:
Cost of revenue	(791)	(791)	—%
Selling, general and administrative expenses	(450)	(446)	1%
Restructuring and impairments	(13)	(95)	-86%
Amortization expense	(62)	(57)	9%
Total costs and expenses	$(1,316)	$(1,389)	-5%
Net gain on divestiture	—	14	-100%
Operating income	$168	$119	41%
Interest expense, net	(39)	(42)	-7%
Other (expense) income, net	(64)	37	—%
Income before income taxes	$65	$114	-43%
Income tax expense	(29)	(18)	61%
Net income	$36	$96	-63%
Less: Income attributable to noncontrolling interest	—	—	—%
Net income attributable to Warner Music Group Corp.	$36	$96	-63%

Net income per share attributable to common stockholders:
Class A – Basic and Diluted	$0.07	$0.18
Class B – Basic and Diluted	$0.07	$0.18

	For the Six Months Ended March 31, 2025	For the Six Months Ended March 31, 2024	% Change
	(unaudited)	(unaudited)
Revenue	$3,150	$3,242	-3%
Cost and expenses:
Cost of revenue	(1,685)	(1,671)	1%
Selling, general and administrative expenses	(924)	(922)	—%
Restructuring and impairments	(40)	(95)	-58%
Amortization expense	(119)	(112)	6%
Total costs and expenses	$(2,768)	$(2,800)	(1)%
Net gain on divestiture	—	31	-100%
Operating income	$382	$473	-19%
Loss on extinguishment of debt	—	—	—%
Interest expense, net	(76)	(81)	-6%
Other income (expense), net	89	(13)	—%
Income before income taxes	$395	$379	4%
Income tax expense	(118)	(90)	31%
Net income	$277	$289	-4%
Less: Income attributable to noncontrolling interest	(5)	(34)	-85%
Net income attributable to Warner Music Group Corp.	$272	$255	7%

Net income per share attributable to common stockholders:
Class A – Basic and Diluted	$0.52	$0.49
Class B – Basic and Diluted	$0.52	$0.49

Figure 2. Warner Music Group Corp. - Condensed Consolidated Balance Sheets at March 31, 2025 versus September 30, 2024
(dollars in millions)

	March 31, 2025	September 30, 2024	% Change
	(unaudited)
Assets
Current assets:
Cash and equivalents	$637	$694	-8%
Accounts receivable, net	1,218	1,255	-3%
Inventories	88	99	-11%
Royalty advances expected to be recouped within one year	509	470	8%
Prepaid and other current assets	147	125	18%
Total current assets	$2,599	$2,643	-2%
Royalty advances expected to be recouped after one year	945	874	8%
Property, plant and equipment, net	503	481	5%
Operating lease right-of-use assets, net	217	225	-4%
Goodwill	2,031	2,021	—%
Intangible assets subject to amortization, net	2,764	2,359	17%
Intangible assets not subject to amortization	151	152	-1%
Deferred tax assets, net	41	52	-21%
Other assets	317	348	-9%
Total assets	$9,568	$9,155	5%
Liabilities and Equity
Current liabilities:
Accounts payable	$347	$289	20%
Accrued royalties	2,600	2,549	2%
Accrued liabilities	475	641	-26%
Accrued interest	35	17	—%
Operating lease liabilities, current	47	45	4%
Deferred revenue	319	246	30%
Other current liabilities	93	110	-15%
Total current liabilities	$3,916	$3,897	—%
Acquisition Corp. long-term debt	3,990	4,014	-1%
Asset-based long-term debt	302	—	—%
Operating lease liabilities, noncurrent	216	228	-5%
Deferred tax liabilities, net	214	195	10%
Other noncurrent liabilities	140	146	-4%
Total liabilities	$8,778	$8,480	4%
Equity:
Class A common stock	$—	$—	—%
Class B common stock	1	1	—%
Additional paid-in capital	2,088	2,077	1%
Accumulated deficit	(1,230)	(1,313)	-6%
Accumulated other comprehensive loss, net	(292)	(247)	18%
Total Warner Music Group Corp. equity	$567	$518	9%
Noncontrolling interest	223	157	42%
Total equity	790	675	17%
Total liabilities and equity	$9,568	$9,155	5%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three Months Ended March 31, 2025 versus March 31, 2024
(dollars in millions)

	For the Three Months Ended March 31, 2025	For the Three Months Ended March 31, 2024
	(unaudited)	(unaudited)
Net cash provided by (used in) operating activities	$69	$(31)
Net cash used in investing activities	(121)	(33)
Net cash used in financing activities	(121)	(97)
Effect of foreign currency exchange rates on cash and equivalents	8	(6)
Net decrease in cash and equivalents	$(165)	$(167)

Figure 4. Warner Music Group Corp. - Digital Revenue Summary, Three Months Ended March 31, 2025 versus March 31, 2024
(dollars in millions)

	For the Three Months Ended March 31, 2025	For the Three Months Ended March 31, 2024	% Change
	(unaudited)	(unaudited)
Recorded Music
Subscription	$622	$615	1%
Ad-Supported	203	213	-5%
Streaming	$825	$828	—%
Downloads and Other Digital	16	20	-20%
Total Recorded Music Digital Revenue	$841	$848	-1%

Music Publishing
Streaming	$185	$185	—%
Downloads and Other Digital	3	2	50%
Total Music Publishing Digital Revenue	$188	$187	1%

Consolidated
Streaming	$1,010	$1,013	—%
Downloads and Other Digital	19	22	-14%
Intersegment Eliminations	(2)	—	—%
Total Digital Revenue	$1,027	$1,035	-1%

Supplemental Disclosures Regarding Non-GAAP Financial Measures
We evaluate our operating performance based on several factors, including the following non-GAAP financial measure:

Adjusted OIBDA
We evaluate our operating performance based on several factors, including our primary financial measure of operating income (loss) before non-cash depreciation of tangible assets and non-cash amortization of intangible assets adjusted to exclude the impact of non-cash stock-based compensation and other related expenses and certain items that affect comparability including but not limited to gains or losses on divestitures and expenses related to restructuring and transformation initiatives (“Adjusted OIBDA”). We consider Adjusted OIBDA to be an important indicator of the operational strengths and performance of our businesses. However, a limitation of the use of Adjusted OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Accordingly, Adjusted OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) attributable to Warner Music Group Corp. and other measures of financial performance reported in accordance with United States generally accepted accounting principles (“U.S. GAAP”). In addition, our definition of Adjusted OIBDA may differ from similarly titled measures used by other companies.

Figure 5. Warner Music Group Corp. - Reconciliation of Net Income to Adjusted OIBDA, Three Months Ended March 31, 2025 versus March 31, 2024
(dollars in millions)

	For the Three Months Ended March 31, 2025	For the Three Months Ended March 31, 2024	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$36	$96	-63%
Income attributable to noncontrolling interest	—	—	—%
Net income	$36	$96	-63%
Income tax expense	29	18	61%
Income including income taxes	$65	$114	-43%
Other expense (income), net	64	(37)	—%
Interest expense, net	39	42	-7%
Operating income	$168	$119	41%
Amortization expense	62	57	9%
Depreciation expense	28	26	8%
Restructuring and impairments	13	95	-86%
Transformation initiative costs	18	19	-5%
Net gain on divestitures	—	(14)	-100%
Non-cash stock-based compensation and other related costs	14	10	40%
Adjusted OIBDA	$303	$312	-3%

Operating income margin	11.3%	8.0%
Adjusted OIBDA margin	20.4%	20.9%

	For the Six Months Ended March 31, 2025	For the Six Months Ended March 31, 2024	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$272	$255	7%
Income attributable to noncontrolling interest	5	34	-85%
Net income	$277	$289	-4%
Income tax expense	118	90	31%
Income including income taxes	$395	$379	4%
Other (income) expense, net	(89)	13	—%
Interest expense, net	76	81	-6%
Operating income	$382	$473	-19%
Amortization expense	119	112	6%
Depreciation expense	57	52	10%
OIBDA	$558	$637	-12%
Restructuring and impairments	40	95	-58%
Transformation initiatives and other related costs	35	38	-8%
Net gain on divestitures	—	(31)	-100%
Non-cash stock-based compensation and other related costs	33	24	38%
Adjusted OIBDA	$666	$763	-13%

Operating income margin	12.1%	14.6%
Adjusted OIBDA margin	21.1%	23.5%

Figure 6. Warner Music Group Corp. - Reconciliation of Segment Operating Income to Adjusted OIBDA, Three Months Ended March 31, 2025 versus March 31, 2024
(dollars in millions)

	For the Three Months Ended March 31, 2025	For the Three Months Ended March 31, 2024	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$168	$119	41%
Depreciation and amortization expense	(90)	(83)	8%
Total WMG OIBDA	$258	$202	28%
Restructuring and impairments	13	95	-86%
Transformation initiative costs	18	19	-5%
Net gain on divestitures	—	(14)	-100%
Non-cash stock-based compensation and other related costs	14	10	40%
Total WMG Adjusted OIBDA	$303	$312	-3%
Total WMG Adjusted OIBDA margin	20.4%	20.9%

Recorded Music operating income – GAAP	$203	$134	51%
Depreciation and amortization expense	(46)	(45)	2%
Recorded Music OIBDA	$249	$179	39%
Restructuring and impairments	13	88	-85%
Non-cash stock-based compensation and other related costs	$8	$5	60%
Recorded Music Adjusted OIBDA	$270	$272	-1%
Recorded Music Adjusted OIBDA margin	23.0%	22.9%

Music Publishing operating income – GAAP	$52	$69	-25%
Depreciation and amortization expense	(31)	(26)	19%
Music Publishing OIBDA	$83	$95	-13%
Net gain on divestitures	—	(14)	-100%
Non-cash stock-based compensation and other related costs	2	1	100%
Music Publishing Adjusted OIBDA	$85	$82	4%
Music Publishing Adjusted OIBDA margin	27.4%	26.8%

	For the Six Months Ended March 31, 2025	For the Six Months Ended March 31, 2024	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$382	$473	-19%
Depreciation and amortization expense	(176)	(164)	7%
Total WMG OIBDA	$558	$637	-12%
Restructuring and impairments	40	95	-58%
Transformation initiatives and other related costs	35	38	-8%
Net gain on divestitures	—	(31)	-100%
Non-cash stock-based compensation and other related costs	33	24	38%
Total WMG Adjusted OIBDA	$666	$763	-13%
Total WMG Adjusted OIBDA margin	21.1%	23.5%

Recorded Music operating income – GAAP	$441	$508	-13%
Depreciation and amortization expense	(91)	(92)	-1%
Recorded Music OIBDA	$532	$600	-11%
Restructuring and impairment	41	88	-53%
Net gain on divestitures	—	(17)	-100%
Non-cash stock-based compensation and other related costs	20	13	54%
Recorded Music Adjusted OIBDA	$593	$684	-13%
Recorded Music Adjusted OIBDA margin	23.5%	26.0%

Music Publishing operating income – GAAP	$107	$132	-19%
Depreciation and amortization expense	(58)	(48)	21%
Music Publishing OIBDA	$165	$180	-8%
Net gain on divestitures	—	(14)	-100%
Non-cash stock-based compensation and other related costs	3	2	50%
Music Publishing Adjusted OIBDA	$168	$168	—%
Music Publishing Adjusted OIBDA margin	26.5%	27.5%

Constant Currency
As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue and Adjusted OIBDA on a constant-currency basis in addition to reported results helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares revenue and Adjusted OIBDA between periods as if exchange rates had remained constant period over period. We use revenue and Adjusted OIBDA on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency by calculating prior-year revenue and Adjusted OIBDA using current-year foreign currency exchange rates. Revenue and Adjusted OIBDA on a constant-currency basis should be considered in addition to, not as a substitute for, revenue and Adjusted OIBDA reported in accordance with U.S. GAAP. Revenue and Adjusted OIBDA on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 7. Warner Music Group Corp. - Revenue by Geography and Segment, Three Months Ended March 31, 2025 versus March 31, 2024 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended March 31, 2025	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2024	% Change
	As reported	As reported	Constant	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$497	$508	$508	-2%
Music Publishing	161	170	170	-5%
International revenue
Recorded Music	$678	$681	$659	3%
Music Publishing	149	136	131	14%
Intersegment eliminations	(1)	(1)	(1)	—%
Total Revenue	$1,484	$1,494	$1,467	1%

Revenue by Segment:
Recorded Music
Digital	$841	$848	$831	1%
Physical	112	111	110	2%
Total Digital and Physical	$953	$959	$941	1%
Artist services and expanded-rights	117	126	124	-6%
Licensing	105	104	102	3%
Total Recorded Music	$1,175	$1,189	$1,167	1%
Music Publishing
Performance	$53	$52	$50	6%
Digital	188	187	185	2%
Mechanical	16	15	14	14%
Synchronization	49	48	48	2%
Other	4	4	4	—%
Total Music Publishing	$310	$306	$301	3%
Intersegment eliminations	(1)	(1)	(1)	—%
Total Revenue	$1,484	$1,494	$1,467	1%

	For the Six Months Ended March 31, 2025	For the Six Months Ended March 31, 2024	For the Six Months Ended March 31, 2024	% Change
	As reported	As reported	Constant	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$1,029	$1,135	$1,135	(9)%
Music Publishing	334	342	342	(2)%
International revenue

Recorded Music	$1,491	$1,499	$1,461	2%
Music Publishing	299	268	261	15%
Intersegment eliminations	(3)	(2)	(3)	—%
Total Revenue	$3,150	$3,242	$3,196	(1)%

Revenue by Segment:
Recorded Music
Digital	$1,714	$1,756	$1,726	(1)%
Physical	278	265	263	6%
Total Digital and Physical	$1,992	$2,021	$1,989	—%
Artist services and expanded-rights	313	330	326	(4)%
Licensing	215	283	281	(23)%
Total Recorded Music	$2,520	$2,634	$2,596	(3)%
Music Publishing
Performance	$109	$103	$100	9%
Digital	395	383	380	4%
Mechanical	30	30	29	3%
Synchronization	88	87	87	1%
Other	11	7	7	57%
Total Music Publishing	$633	$610	$603	5%
Intersegment eliminations	(3)	(2)	(3)	—%
Total Revenue	$3,150	$3,242	$3,196	(1)%

Figure 8. Warner Music Group Corp. - Adjusted OIBDA by Segment, Three Months Ended March 31, 2025 versus March 31, 2024 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended March 31, 2025	For the Three Months Ended March 31, 2024	For the Three Months Ended March 31, 2024	Change %
	As reported	As reported	Constant	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total WMG Adjusted OIBDA	$303	$312	$306	-1.0%
Adjusted OIBDA margin	20.4%	20.9%	20.9%

Recorded Music Adjusted OIBDA	$270	$272	$267	1.1%
Recorded Music Adjusted OIBDA margin	23.0%	22.9%	22.9%

Music Publishing Adjusted OIBDA	$85	$82	$81	4.9%
Music Publishing Adjusted OIBDA margin	27.4%	26.8%	26.9%

Free Cash Flow
Our definition of Free Cash Flow is defined as cash flow provided by operating activities less capital expenditures. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases, any repurchases of our common stock or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP and therefore it should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 9. Warner Music Group Corp. - Calculation of Free Cash Flow, Three Months Ended March 31, 2025 versus March 31, 2024
(dollars in millions)

	For the Three Months Ended March 31, 2025	For the Three Months Ended March 31, 2024
	(unaudited)	(unaudited)
Net cash provided by (used in) operating activities	$69	$(31)
Less: Capital expenditures	36	26

Free Cash Flow	$33	$(57)

	For the Six Months Ended March 31, 2025	For the Six Months Ended March 31, 2024
	(unaudited)	(unaudited)
Net cash provided by operating activities	$401	$262
Less: Capital expenditures	72	55

Free Cash Flow	$329	$207

______________________________________

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Media Contact:	Investor Contact:
James Steven	Kareem Chin
(212) 275-2213
James.Steven@wmg.com	Investor.Relations@wmg.com